Filed pursuant to Rule 424(b)(3)

File Number 333-69400
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 23, 2002)

     You should read this prospectus supplement and the related prospectus carefully before you invest. Both documents contain information you should consider when making your investment decision.

     The information contained in this prospectus supplement updates the information in the prospectus filed on October 23, 2002. To the extent that there is a discrepancy between the information contained herein and the information in the initial prospectus, the information contained herein supercedes and replaces such conflicting information.